EXHIBIT 21
                                 MICROTEST, INC.

                         SUBSIDIARIES OF THE REGISTRANT




Name of Subsidiary                           Jurisdiction of Incorporation
------------------                           -----------------------------

Logicraft Information Systems, Inc.          Delaware
Optical Media International                  California
Microtest, Inc., International               Guam
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